EXHIBIT 10.1

                                    AGREEMENT

THIS  AGREEMENT  (this  "AGREEMENT")  dated as of the  10th  day of  July,  2012
BETWEEN:

GMM GLOBAL MULTI-MINING DIVERSIFIED GROUP LIMITED, having a address of 23 Agias Paraskevis Str., Kifissia, Athens, Gr14561 Greece

(herein called "GMM")

AND:

VIKING MINERALS INC., a corporation organized under the laws of the State of Nevada and having an address of 7558 W. Thunderbird
Suite 486
Peoria, AZ 85381

(herein called the "Company")

WHEREAS GMM is a party to that certain joint venture agreement dated July 10, 2012 (the "Joint Venture Agreement"), between Corizona Mining Partners LLC ("Corizona") and GMM, pursuant to which a legal entity shall be formed under the laws of Peru (the "Peruvian Legal Entity"), in which GMM shall have a sixty percent (60%) equity interest (the "GMM Equity Interest") and Corizona shall have a forty percent (40%) equity interest;

WHEREAS Corizona has the right, title and interest in and to that certain ten year lease of mining concessions named "RECA I,", "RECA II" and "RIO ROJO" (the "Lease") covering approximately 800 hectares under the ownership of Corporacion Minera Mario S.A., located in the district of Maraflores, province and department of Lima, which Lease shall be contributed and transferred to the Peruvian Legal Entity for the purpose of establishing production operations (the Mining Project"),

WHEREAS in accordance with the terms and provisions of the Joint Venture Agreement, GMM is required to contribute $500,000 to the Peruvian Legal Entity for purposes of acquiring, exploring and developing the Project;

WHEREAS the Company shall on behalf of GMM provide the required $500,000 for the exploration and development of the Project and shall further issue to GMM an aggregate of 131,000,000 shares of its restricted common stock, and GMM shall assign and transfer all of its right, title and interest in and to the Equity Interest to the Company in consideration therefore;

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE 1

                   ASSIGNMENT AND TRANSFER OF EQUITY INTEREST

1.1  Assignment  and  Transfer  of  Equity  Interest.  Subject  to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein, GMM will convey, assign and transfer to the Company all of its right, title and interest in and to the Equity Interest.

1.2 Consideration. In consideration of the transfer and assignment to the Company of all of the right, title and interest of GMM in and to its Equity Interest, the Company shall contribute to the Peruvian Legal Entity the sum of $500,000 in accordance with the terms and provisions of the Joint Venture Agreement, and shall further issue to GMM an aggregate of 131,000,000 shares if its restricted common stock valued at $0.001 per share (hereinafter referred to as the "Purchase Price").

1.3 The Closing. The transfer and delivery of the documents transferring all of the right, title and interest of GMM to the Company of its Equity Interest will take place on July 10, 2012 or such earlier date as may be mutually acceptable to GMM and the Company (the "Closing Date").

1.4 Deliveries. At the closing on the Closing Date:

     (a) GMM shall deliver to the Company executed and duly acknowledged assignments conveying 100% of its right, title and interest of GMM in and to the Equity Interest to the Company;

     (b) The Company shall deliver to the Seller and/or its designee a share certificate evidencing an aggregate of 131,000,000 shares of the Company's restricted common stock and a certified check in the amount of $500,000 payable to whomever GMM shall specify;

     (c) GMM and the Company shall each execute and deliver such other instruments and take such other action as may be necessary to carry out its obligations under this Agreement; including, without limitation, working together to cause the title to the Equity Interest to be transferred into the name of the Company under Peruvian law.

                                    ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF GMM

To induce the Company to execute, deliver and perform this Agreement, and in acknowledgement of the Company's reliance on the following representations and warranties, GMM represents and warrants to the Company as follows as of the date hereof and as of the Closing Date:

3.1 Organization. GMM is a corporation duly organized, validly existing and in good standing under the applicable laws of the Country of Greece with the power and authority to conduct its business as it is now being conducted and to own its assets.

3.2 Power and Authority. GMM has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by them in connection with the transactions contemplated hereby, and GMM will have taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby, including but not limited to the receipt of all necessary regulatory approvals. The execution, delivery and performance by GMM of the Agreement has been duly authorized. This Agreement is, and the other agreements and instruments to be executed and delivered by the Seller in connection with the transactions contemplated hereby, when such other agreements and instruments are executed and delivered, shall be, the valid and legally binding obligations of GMM enforceable against GMM in accordance with their respective terms.

3.3 Non-Contravention. To GMM's knowledge, neither the execution, delivery and/or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will:

     (a) violate any provision of the articles or bylaws of GMM nor violate any provision in the Joint Venture Agreement; or

     (b)  violate  any  order,  writ,  injunction,  decree,  statute,  rule,  or
          regulation  of  any  Peruvian  court  or  Peruvian   governmental   or
          regulatory.

3.4 Title. GMM has good, marketable and defensible title to the Equity Interest.

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

To  induce  GMM  to  execute,   deliver  and  perform  this  Agreement,  and  in
acknowledgement of GMM's reliance on the following representations and warranties, the Company hereby represents and warrants to the Seller as follows as of the date hereof and as of the Closing Date:

4.1 Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the power and authority to conduct its business as it is now being conducted and to own and lease its properties and assets.

4.2 Power and Authority. The Company has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby, and the execution, delivery and performance of the Agreement by the Company has been duly authorized. This Agreement is, and, when such other agreements and instruments are executed and delivered, the other agreements and instruments to be executed and delivered by the Purchaser in connection with the transactions contemplated hereby shall be, the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms

4.3 Required Consents. Other than the approval by the Board of Directors of the Company, no other permit or approval, authorization, consent, permission, or waiver to or from any person, or notice, filing, or recording to or with, any person is necessary for the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by the Company in connection with the transactions contemplated hereby, or the consummation by the Company of the transactions contemplated hereby.

                                    ARTICLE 5

               COVENANTS OF GMM AND THE COMPANY FOLLOWING CLOSING

5.1 Transfer, Documentary Taxes. All sales, transfer, and similar taxes and fees (including all recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by GMM.

5.2 Further Assurances. Subject to the terms and conditions of this Agreement, each party agrees to use all of its reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done, all things necessary and proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such further instruments and documents) as the other party may reasonably request.

5.3 Nondisclosure of Proprietary Data. The Parties shall hold in a fiduciary capacity for the benefit of each other all secret or confidential information, knowledge or data relating to each other or any of their affiliated companies, and their respective businesses, which shall not be or become public knowledge. Neither Party, without the prior written consent of the other, or as may otherwise be required by law or legal process, shall communicate or divulge either before or after the Closing Date any such information, knowledge or data to anyone other than the other Party and those designated by the other Party in writing, or except as required by applicable law.

                                    ARTICLE 6

                                   TERMINATION

6.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

     (a)  by mutual written consent of GMM and the Company;

     (b) by either GMM or the Company if: (i) there shall have been a material breach of any representation, warranty, covenant or agreement set forth in this Agreement, on the part of the Company, in the case of a termination by GMM, or on the part of GMM, in the case of a termination by the Company, which breach shall not have been cured, in the case of a representation or warranty, prior to closing or, in the case of a covenant or agreement, within ten (10) business days following receipt by the breaching party of notice of such breach, or
          (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated hereby shall have become final and non-appealable;

     (c) by either GMM or the Company if the transactions contemplated hereby shall not have been consummated on or before the Closing Date.

6.2 Effect of Termination. Each party's right of termination under Section 6.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 6.1, unless otherwise specified in this Agreement, all further obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's rights to pursue all legal remedies will survive such termination unimpaired.

                                    ARTICLE 7

                                  MISCELLANEOUS

7.1 Entire Agreement. This Agreement, and the other certificates, agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby, constitute the sole understanding of the parties with respect to the subject matter hereof and supersede all prior oral or written agreements with respect to the subject matter hereof.

7.2 Parties Bound by Agreement; Successors and Assigns. The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

7.3 Amendments and Waivers. No modification, termination, extension, renewal or waiver of any provision of this Agreement shall be binding upon a party unless made in writing and signed by such party. A waiver on one occasion shall not be construed as a waiver of any right on any future occasion. No delay or omission by a party in exercising any of its rights hereunder shall operate as a waiver of such rights.

7.4 Severability. If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature. If for any reason any term or provision containing a restriction set forth herein is held to cover an area or to be for a length of time which is unreasonable, or in any other way is construed to be too broad or to any extent invalid, such term or provision shall not be determined to be null, void and of no effect, but to the extent the same is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under applicable law.

7.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

7.8 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada without giving effect to the principles of choice of law thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first indicated above.

                                    GROUP LIMITED


                                    By: /s/ Peter Pontikos
                                        ----------------------------------------
                                        Peter Pontikos
                                        Director


                                   VIKING MINERALS INC.


                                    By: /s/ Charles Irizarry
                                        ----------------------------------------
                                        Charles Irizarry
                                        President/Chief Executive Officer